==============================================================================


                               $3,000,000

                             LOAN AGREEMENT

                      DATED AS OF JANUARY 15  , 96

                                 BETWEEN

                        HAWAIIAN AIRLINES, INC.,
                               AS BORROWER
                               -----------

                                   and

                   AIRLINE INVESTORS PARTNERSHIP, L.P.
                                AS LENDER
                                ---------


==============================================================================

                            TABLE OF CONTENTS

PAGE


Section 1.  Definitions and Usage..........................1
      1.01  Certain Defined Terms..........................1
      1.02  Usage..........................................3
Section 2.  Loans, Note, and Prepayments...................4
      2.01  Loans..........................................4
      2.02  Borrowings of Loans............................4
      2.03  Note...........................................4
      2.04  Optional Prepayments...........................4
Section 3.  Payments of Principal and Interest.............4
      3.01  Repayment of Loans.............................4
      3.02  Additional Payments............................5
Section 4.  Payments; Notices; Etc.........................5
      4.01  Payments.......................................5
      4.02  Notices for Borrowings.........................5
Section 5.  Conversion of Note.............................5
      5.01  Conversion Rights and Conversion Price.........5
      5.023 Exercise of Conversion Rights..................6
      5.03  Mandatory Conversion...........................6
      5.04  Borrower's Covenants...........................6
      5.05  Registration Rights............................7
Section 6.  Conditions Precedent...........................9
      6.01  Effective Date.................................9
      6.02  Initial and Subsequent Loans..................11
Section 7.  Representations and Warranties................11
      7.01  Corporate Existence...........................11
      7.02  Litigation....................................11
      7.03  No Breach.....................................12
      7.04  Action........................................12
      7.05  Approvals.....................................12
      7.06  Investment Company Act........................12
      7.07  Public Utility Holding Company Act............12
      7.08  True and Complete Disclosure..................12
Section 8.  Covenants of the Borrower.....................13
      8.01  Existence, Etc................................13
      8.02  Consolidations, Mergers and Disposal of Assets13
      8.03. Use of Proceeds...............................13
      8.04. Additional Indentures.........................13
Section 9.  Events of Default; Remedies...................13
Section 10.  Miscellaneous................................15
      10.01 Waiver........................................15
      10.02 Notices.......................................15
      10.03 Expenses, Etc.................................15
      10.04 Amendments, Etc...............................16
      10.05 Successors and Assigns........................16

      10.06 Assignments...................................16
      10.07 Survival......................................16
      10.08 Counterparts; Integration.....................16
      10.09 Governing Law; Submission to Jurisdiction.....16
      10.10 Waiver of Jury Trial..........................17
      10.11 Independence of Covenants.....................17
      10.10 Subordination of Lienl........................17

          LOAN AGREEMENT dated as of January 15 ,1996 between HAWAIIAN AIRLINES, INC., a Hawaii corporation (the "Borrower"); and AIRLINE
INVESTORS  PARTNERSHIP,   L.P.,.  a  Delaware  limited  partnership  (the
"Lender").

          The parties hereto agree as follows:

SECTION 1.     DEFINITIONS AND USAGE.

          1.01 CERTAIN DEFINED TERMS. As used herein, each of the following terms shall have the meaning ascribed thereto below (such meaning to be applicable to both the singular and plural forms of the term defined):

          "ADDITIONAL AMOUNT" shall have the meaning set forth in Section
3.02.

          "AFFILIATE" shall mean, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person shall mean possession, directly or indirectly, of the power (whether or not exercised) to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "AMEX" shall mean the American Stock Exchange.

          "APPROVED PURPOSES" shall have the meaning set forth in Section
4.02.

          "AUTHORIZED OFFICER" shall mean the Chairman of the Board, the President, the Chief Financial Officer, or any Vice President of the Borrower.

          "BORROWING  NOTICE" shall have the meaning set forth in Section
4.02.

          "BUSINESS DAY"  shall  mean   any  day other than a Saturday or
Sunday on which commercial banks are not authorized or required to close in New York City or Honolulu, Hawaii.

          "CLASS A STOCK" shall mean the Class A Common Stock, par value $0.01 per share, of the Borrower.

          "CLOSING" shall have the meaning set forth in the Stock Purchase Agreement.

          "CLOSING DATE" shall have the meaning set forth in the Stock Purchase Agreement.

        "CONVERSION DATE"  shall  have  the  meaning set forth in Section
5.03.

        "CONVERSION  LIMITATION"  shall have the  meaning  set  forth  in
Section 5.01.

        "CONVERSION NOTICE" shall have  the  meaning set forth in Section
5.03.

        "CONVERSION PRICE" shall have the meaning  set  forth  in Section
5.03.

        "CONVERSION  SHARES" shall have the meaning set forth in  Section
5.03.

        "CONVERSION WAIVER"  shall  have the meaning set forth in Section
5.01.

        "CONVERTED PRINCIPAL AMOUNT"  shall have the meaning set forth in
Section 5.03.

        "CONVERSION NOTICE" shall have  the  meaning set forth in Section
5.01.

        "DISCLOSURE LETTER" shall have the meaning set forth in the Stock Purchase Agreement.

        "DOLLARS" and "$" shall mean lawful money of the United States of America.

        "EFFECTIVE DATE" shall mean the date upon which this Agreement becomes effective in accordance with Section 6.01.

        "EVENTS OF DEFAULT" shall have the meaning assigned to such term in Section 9.

        "EXCESS SHARES" shall have the meaning set forth in Section 3.02.

        "FINAL MATURITY DATE" shall mean the earliest of (i) the Closing Date, (ii) the date of termination of the Stock Purchase Agreement in accordance with its terms and (iii) February 10, 1996, provided that if such date is not a Business Day, the Final Maturity Date shall be the next succeeding Business Day.

        "GOVERNMENTAL ENTITY" means any governmental department, court, bureau, commission, agency or other entity, whether of the United States (including any state of subdivision thereof) or any other country
(including any political subdivision thereof).

        "INDEBTEDNESS"  shall  mean,  for  any  Person:   (a) obligations
created, issued or incurred by such Person for
borrowed   money   (whether  by  loan,  the  issuance  and  sale  of debt
securities or   the  sale  of  Property  to  another  Person  subject  to
an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property
of  such  Person,  whether  or  not   the   respective  indebtedness   so
secured has been assumed by such Person; (d) obligations of such Person as account party in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; and
(f) Indebtedness of others guaranteed by such Person; PROVIDED, HOWEVER, that in no event shall "Indebtedness" of any Person mean or include deferred taxes of such Person.

        "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note and the Mortgage and all Related Documents (as defined in the Mortgage).

        "LOANS"  shall  mean  the  loans  made  by the Lender pursuant to
Section 2.01.

        "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Borrower, a material adverse effect on (a) the financial condition, results of operations, business or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or (d) the rights and remedies of the Lender under any of the Loan Documents.

        "MORTGAGE"   shall   mean   the  Chattel  Mortgage  and  Security
Agreement, dated as of the date hereof, between Borrower and Lender.

        "NOTE" shall mean the Secured Convertible Promissory Note, dated as of the date hereof, executed and delivered by Borrower in favor of Lender.

        "PERSON"   shall   mean  any  individual,  corporation,
company, voluntary association, partnership, joint venture, trust, unincorporated organization or Governmental Entity.

        "POST-DEFAULT RATE" shall mean a rate per annum equal to 12% .

        "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "PROPOSED USE" shall have the meaning set forth in Section 4.02.

        "PURCHASE PRICE PER SHARE" shall have the meaning set forth in the Stock Purchase Agreement.

        "SHARES"  shall have the meaning set forth in the Stock  Purchase
Agreement.

        "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of December 8, 1995, between Borrower and Lender.

        "UNIONS" shall have the meaning set forth  in  the Stock Purchase
Agreement.

        "UNMATURED DEFAULT" shall mean an event that with notice or lapse of time or both would (if not cured or otherwise remedied within any applicable grace period) become an Event of Default.

        1.02 USAGE. All references to the singular or plural herein shall also mean the plural or singular, respectively. The following rules of interpretation apply to this Loan Agreement: (a) "or" is not exclusive and "include" and "including" are not limiting; (b) "hereby", "herein", "hereof", "hereunder", "this Loan Agreement" or other like words refer to this Loan Agreement (c) a reference to any agreement or other contract includes permitted supplements and amendments; (d) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor; (e) a reference to a Person includes its permitted successors and assigns; (f) a reference herein to a Section or Exhibit is to the relevant Section or Exhibit of this Loan Agreement; (g) any right may be exercised at any time and from time to time; (h) all obligations are continuing obligations; (i) time shall be of the essence in the performance of all payment obligations; and (j) the heading of the Sections, Exhibits and subsections are for the convenience of reference only and shall not affect the meaning of this Loan Agreement.

SECTION 2.  LOANS, NOTE, AND PREPAYMENTS.

        2.01 LOANS. Lender agrees, on the terms and subject to conditions of this Agreement, to make loans in the amounts specified in
Section 4.02 to the Borrower in Dollars during the period from and including the Effective Date to but not including the Final Maturity Date in an aggregate principal amount of up to but not exceeding $3,000,000.

        2.02 BORROWINGS OF LOANS. The Borrower shall give the Lender notice of each borrowing hereunder as provided in Section 4.02 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of a Loan hereunder, Lender shall make available the amount of the Loan to be made by it on such date to the Borrower, at the account specified in writing by Borrower to Lender in such notice, in immediately available funds, for account of the Borrower.

        2.03 NOTE.

        (a) The Loans made by Lender to the Borrower shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto, dated the date hereof.

        (b) The date and amount of each Loan made by Lender to the Borrower, and each payment or conversion made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note evidencing the Loans, endorsed by the Lender on the schedule attached to the Note or any continuation thereof, each of which recordations or endorsements shall constitute prima facie evidence of the matters set forth therein; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans to be evidenced by such Note.

        2.04 OPTIONAL PREPAYMENTS; Subject to Lender's rights pursuant to Section 5, the Borrower shall have the right to prepay the Loans at any time or from time to time, without premium or penalty, PROVIDED that, the Borrower shall give the Lender notice of each such prepayment as provided in Section 10.02 at least two days prior to the date specified for prepayment (upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder).

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

        3.01 REPAYMENT OF LOANS.

        (a) PRINCIPAL. The Borrower hereby promises to pay to the Lender the entire outstanding principal amount of the Loans and each such Loan shall mature and be payable in full, on the Final Maturity Date.

        (b)  INTEREST.  The Borrower hereby promises to pay to the Lender interest
on the unpaid principal amount of each Loan made by Lender to the Borrower for the period from and including the date of the Loan to but excluding the date such Loan shall be paid or prepaid in full, at the rate of 10% per annum, calculated on the basis of a 365/366 day year. Notwithstanding the foregoing, so long as any Event of Default shall have occurred and be continuing, the Borrower hereby promises to pay to the Lender interest at the Post-Default Rate (but not in excess of that permitted by applicable law) on any principal of any Loan made by Lender to the Borrower, any Additional Amount and on any other amount payable by the Borrower hereunder or under the Note or under any other Loan Document.

        3.02 ADDITIONAL PAYMENTS. In the event that (i) the Final Maturity Date is not the Closing Date and (ii) (1) the sum of (A) the number of Conversion Shares converted prior to the Final Maturity Date plus (B) the maximum number of shares into which the principal amount of the Note at the Final Maturity Date may be converted shall (2) exceed the Conversion Limitation (the amount of such excess herein called the "Excess Shares"), then on the Final Maturity Date the Borrower shall pay to Lender, in addition to the amounts set forth in Section 3.01, as liquidated damages, and not as penalty, an amount (the "Additional Amount") equal to the product of (X) the number of Excess Shares times
(Y) the excess of (a) the average closing price of a share of Class A Stock on the AMEX for the thirty Business Days preceding the Final Maturity Date over (b) $1.10 (One and 10/100 Dollars).

SECTION 4.  PAYMENTS; NOTICES; ETC.

        4.01 PAYMENTS.

        (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Note, and, except to the extent otherwise provided therein, all payments to be made by the Borrower under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account specified in writing by the Lender to the Borrower on the date hereof, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

        4.02 NOTICES FOR BORROWINGS. Each notice of a borrowing (a "Borrowing Notice") hereunder shall be signed by an Authorized Officer and delivered by Borrower to Lender in the manner and at the address set forth in Section 10.02 not later than two days prior to the requested Borrowing Date (or such shorter period acceptable to the Lender). Such notice shall set forth the requested amount of the loan to be made and be accompanied by a description, in reasonable detail, of the proposed uses (the "Proposed Uses") of such borrowing. The Lender, in its sole discretion, shall approve or disapprove, each Proposed Use. The Lender shall notify the Borrower of each approved Proposed Use (the "Approved Purposes") and the amount of the loan made pursuant to such Borrowing Notice shall be reduced by the amount, if any, of the Proposed Uses that do not constitute Approved Purposes.
SECTION 5.CONVERSION OF NOTE.

        5.01 CONVERSION RIGHTS AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Section 5, at the option of the Lender or the current holder of the Note (the "Converting Holder"), the Note or any portion of the outstanding principal thereof may, at any time on or prior to the Final Maturity Date, be converted at the principal amount th ereof, or any portion thereof, into fully paid and nonassessable shares (calculated as to each conversion into integral numbers of shares) of Class A Stock, at the conversion price of $1.10 (One and 10/100 Dollars) (the "Conversion Price") per share of Class A Stock. Notwithstanding the foregoing, the aggregate number of shares of Class A Stock into which the Note may be converted by the Converting Holder shall not exceed the number of shares (the "Conversion Limitation") that may be acquired by the Converting Holder (i) without a vote of the shareholders of the Borrower under the rules of the AMEX or
(ii) pursuant to a currently effective waiver (a "Conversion Waiver") of such rules by the AMEX.

        5.02 EXERCISE OF CONVERSION RIGHTS. In order to exercise the conversion right set forth in Section 5.01, the holder of the Note shall deliver to the Borrower a notice (a "Conversion Notice") of (i) the principal amount (a "Converted Principal Amount") of the Note to be converted (which amount shall be an integral multiple of the Conversion Price), (ii) the number of shares (the "Conversion Shares") of Class A Stock into which the Converted Principal Amount shall be converted and
(iii) the date (the "Conversion Date") on which such conversion shall be effective (which date may be no earlier than the date of such Conversion Notice).

        The Note shall be deemed to have been converted and the principal amount of the Note reduced by the Converted Principal Amount on the Conversion Date and the Converting Holder shall be treated for all purposes as the record holder of the Conversion Shares on the Conversion Date. As promptly as practical, but in no event more than three Business Days after the Conversion Date, the Borrower shall issue and deliver to the Converting Holder, at its address set forth herein, a certificate or certificates (as specified by the Converting Holder) for the full number of the Conversion Shares.

        5.03 MANDATORY CONVERSION. In the event that the Closing occurs at the Final Maturity Date, the outstanding principal amount of the Note shall automatically be converted on the Final Maturity Date at the Conversion Price into the maximum number of whole shares (without regard to the Conversion Limitation) and the principal amount of the Note shall be reduced by the corresponding Converted Principal Amount. In such event, for purposes of the Stock Purchase Agreement the Converted Principal Amount on the Final Maturity Date plus any prior Converted Principal Amounts shall be deemed to be payment of the aggregate purchase price of a number of Shares equal to the number of Conversion Shares on the Final Maturity Date plus any prior Conversion Shares at the Purchase Price Per Share. The Borrower shall issue and deliver on the Closing Date to the Converting Holder, at the Closing a certificate or certificates (as specified by the Converting Holder) for the full number of the Conversion Shares so converted on the Closing Date.

        5.04 BORROWER'S  COVENANTS.   In  connection with this Section 5,
the Borrower covenants and agrees with the Converting Holder as follows:

        (a) In the event that at any time the Conversion Limitation shall be less than 2,727,272 shares of Class A Stock, the Borrower shall use its best efforts to obtain a waiver of the rules of the AMEX such that the Conversion Limitation shall exceed 2,727,272 shares of Class A Common Stock.

        (b) The Borrower shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Class A Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Class A Stock then issuable upon the conversion of the principal amount of the Note (without regard to the Conversion Limitation).

        (c) The Borrower shall pay any and all taxes, liens and charges that may be payable in respect of the issue or delivery of shares of Class A Stock on conversion of the Note pursuant hereto. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Stock in a name other than that of the Converting Holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Borrower the amount of any such tax, or has established to the satisfaction of the Borrower that such tax has been paid.

        (d) The Borrower covenants that all shares of Class A Stock which may be issued upon conversion of the Note will upon issue be duly authorized, fully paid and nonassessable.

        5.05 REGISTRATION RIGHTS. If, and only if, the Closing does not occur at the Final Maturity Date, the holders of Conversion Shares shall have the following rights with respect to such Conversion Shares.

        (a) From the date hereof and on or before January 15, 2006 at any time Borrower proposes to file a registration statement under the Securities Exchange Act of 1933, As amended (the "Act") with respect to an offering by Borrower, for its own account or the account of its shareholders, of shares of Class A Stock (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission (the "Commission")) or filed in connection with an exchange offer or an offering of securities or rights solely to Borrower's existing security holders), then Borrower shall in each such case give written notice of such proposed filing to the holders of the Conversion Shares as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such shares of Conversion Shares as such holder may request.

        (b) Borrower shall use its best efforts to cause any managing underwriter or underwriters of such proposed underwritten offering to permit the Conversion Shares requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of Borrower included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise Borrower that they reasonably believe that the success of the offering would be materially and adversely affected by inclusion of the Conversion Shares and the inclusion of other shares (the "Other Shares") requested to be included, such amount of Conversion Shares and Other Shares, pro rata, as shall be required to substantially eliminate the adverse effect in the judgment of the managing underwriter or underwriters, will be excluded from such offering; provided that the Borrower shall not be required to effect such elimination pro rata if the Borrower is contractually obligated to include the Other Shares prior to the inclusion of shares of Class A Stock held by others. In the case of a non-underwritten offering, Borrower may decline to include any Conversion Shares in a registration statement pursuant to Section 5.05(a) if it reasonably believes that such inclusion would adversely affect the offering of the securities to be covered by the proposed registration statement.

        (c) To the extent not inconsistent with applicable law, each holder whose securities are included in the registration statement pursuant to this Section 5.05 agrees not to effect any public sale or distribution of the issue being registered or a similar security of Borrower, including a sale pursuant to Rule 144 under the Act, during the 14 days prior to, and during the 60-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by Borrower in the case of the non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

        (d) The out-of-pocket expenses of any registration pursuant to this Section 5.05 shall be borne by Borrower, except each holder proposing to sell Conversion Shares pursuant to the registration shall pay all underwriting discounts and commissions applicable to his shares and all legal fees and expenses, if any, of his own counsel; PROVIDED, HOWEVER, that if the out-of-pocket expenses of the registration pursuant to this Section 5.05 are being borne by a person other than Borrower, its successors or assigns, each holder proposing to sell Conversion Shares pursuant to the registration shall pay his pro rata share of the out-of-pocket expenses of such registration.

        (e) In connection with the offering of any Conversion Shares registered pursuant to this Section 5.05, Borrower shall take such action as may be necessary to qualify or register the Conversion Shares to be sold under the securities or "blue sky" laws of such jurisdictions as may be reasonably requested by such holder or his underwriters; PROVIDED, HOWEVER, that Borrower will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction. The expenses of such qualification or registration shall be borne pro rata by the holders of Conversion Share and any other party registering shares pursuant to such registration statement in the case of a registration pursuant to this Section 5.05.

        (f) Borrower agrees to indemnify and hold harmless each holder of Conversion Shares, its partners, if any and their respective officers, directors and agents and each person,  if  any,  who controls such holder within  the  meaning  of
Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934 (the "Exchange Act") from and against any and all lawsuits, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statements of a material fact contained in any registration statement or prospectus relating to the Conversion Shares or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof made in reliance upon and in conformity with information furnished in writing to Borrower by such holder or at the direction of such holder expressly for use therein; PROVIDED that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of such Conversion Shares to such person if it is determined that it was the responsibility of such holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Borrower also agrees to indemnify and provide contribution arrangements to the underwriters of the Conversion Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of a holder provided in this Section 5.05(f).

        (g) Each holder of Conversion Shares shall agree to indemnify and hold harmless Borrower, its officers, directors and agents and each person, if any, who controls Borrower within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Borrower to such holder, but only with respect to such information furnished in writing by such holder or at such holder's direction expressly for use in any registration statement or prospectus relating to the Conversion Shares, or any amendment or supplement thereto, or any preliminary prospectus; PROVIDED that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of such Conversion Shares to such person if it is determined that it was the responsibility of Borrower to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each holder shall also agree to indemnify and provide contribution arrangements to the underwriters of the Conversion Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Borrower provided in this
Section 5.05(g).

        (h)  Promptly   after  receipt  by  an  indemnified  party  under
Section 5.05(f)
or Section 5.05(g) above of notice of the commencement of any action for which indemnification may be sought, the indemnified party shall notify the indemnifying party. The failure to notify the indemnifying party shall relieve it from any liability hereunder with respect to the action, but only to the extent the indemnifying party was actually harmed by such failure. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume and control the defense of the action at its expense, with counsel reasonably satisfactory to the indemnified party, and if the indemnifying party gives notice to such indemnified party of its election to assume and control the defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both the indemnifying party and the indemnified party and each of the indemnifying party and the indemnified party shall have been advised by counsel that counsel employed by the indemnifying party would, under applicable professional standards, have a conflict in representing both the indemnified party and the indemnifying party, it being understood, however, that such indemnifying party shall not, in connection with any such action or proceeding or separate, but substantially similar or related actions or proceedings, in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and controlling persons thereof.

SECTION 6.CONDITIONS PRECEDENT.

        6.01 EFFECTIVE DATE.   This  Agreement  shall become effective on
the first date that each of the following conditions shall have been satisfied or fulfilled (or waived in accordance with Section 10.04):

        (a) CERTIFICATES; OPINIONS; DOCUMENTS; ETC. The receipt by the Lender of the following documents, each of which shall be satisfactory to the Lender in form and substance:

             (i) BYLAWS; RESOLUTIONS. A certificate of the secretary or an assistant secretary of the Borrower, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the bylaws of the Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents, the extensions of credit hereunder and the issuance and the reservation for issuance of the shares of Class A Stock issuable on conversion of the Note and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) as to the incumbency and specimen signature of each officer of the Borrower executing the Loan Documents and each other document to be delivered by the Borrower from time to time in connection therewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower) and (D) there have been no
        amendments to the  Articles of  Incorporation   of   the  Borrower
        since December 8, 1995.

             (ii) STATUS  AND  OFFICER'S  CERTIFICATES.    Each   of  the
        conditions set forth in Section 6.02(a) and (b) shall be true and the Lender shall have received a certificate of an Authorized Officer, dated the Effective Date, to the effect set forth in
        Section 6.02(a) and (b) and to the effect that all of the conditions required to be met by the Borrower set forth in this
        Section 6.01 have been satisfied.

             (iii) OPINION OF COUNSEL OF THE BORROWER. An opinion, dated the Effective Date, of counsel to the Borrower, substantially in the form of Exhibit B hereto and covering such other matters as the Lender may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lender).

             (iv) NOTE. The Note, duly completed and executed by the Borrower to the Lender.

             (v)  MORTGAGE.   Counterparts of the Mortgage  duly executed
        on behalf of the Borrower and the Lender.

             (vi) LOAN  AGREEMENT.   Counterparts of this Agreement  duly
        executed on behalf of the Borrower and the Lender.

             (vii) COLLATERAL  MATTERS.    Uniform  Commercial  Code  lien
        searches and UCC-1 financing statements in such jurisdictions as shall be reasonably requested by the Lender.

             (viii) OTHER DOCUMENTS. Such other documents as the Lender may reasonably request.

        (b)  RESTRUCTURING  AGREEMENTS.   The  receipt  by the Lender  of
   evidence, in form and substance satisfactory to the Lender, that:

             (i) THE UNIONS SHALL HAVE RATIFIED THE MODIFICATIONS TO THEIR RESPECTIVE COLLECTIVE BARGAINING AGREEMENTS AS CONTEMPLATED BY EXHIBIT F TO THE STOCK PURCHASE AGREEMENT; AND

             (ii) THE FUNDS MADE AVAILABLE BY THE DEFERRAL OF RENTALS AND

       MAINTENANCE PAYMENTS BY AMERICAN AIRLINES, INC. AS CONTEMPLATED BY EXHIBIT D OF THE STOCK PURCHASE AGREEMENT SHALL HAVE BEEN UTILIZED BY THE BORROWER TO PAY OPERATING EXPENSES.

The Lender shall promptly give the Borrower notice of the Effective Date.

        6.02 INITIAL AND SUBSEQUENT LOANS. The obligation of the Lender to make its initial Loan and any subsequent Loan, upon the occasion of each borrowing, is subject to the conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

        (a) NO DEFAULT. No Unmatured Default or Event of Default shall have occurred and be continuing;

        (b) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Borrower in Section 7 hereof and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

        (c) BORROWING LIMITS. The limitation set forth in Sections 2.01 shall not be exceeded; and

        (d) NOTICE. All Borrowing Notices shall have been properly and timely given in accordance with the requirements of this Agreement.

Each Borrowing Notice by the Borrower hereunder shall constitute a certification by the Borrower to the satisfaction of the conditions set forth in clauses (a) to (d) above (both as of the date of such notice and as of the date of such borrowing).

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Lender that except as set forth in the Disclosure Letter:

        7.01 CORPORATE EXISTENCE. The Borrower (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent the failure to have any of the foregoing would not have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

        7.02 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any Governmental Entity, now pending against the Borrower or (to the knowledge of the Borrower) threatened against the Borrower in which there is a reasonable possibility of an adverse decision against the Borrower which could have a Material Adverse Effect.

        7.03 NO BREACH. None of the execution and delivery of this Agreement, the Note and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the articles or bylaws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Entity, or any agreement or instrument to which the Borrower is a party or by which its Property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

        7.04 ACTION. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the Note and the other Loan Documents when executed and delivered by the Borrower (in the case of the Note, for value) will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by application of general principles of equity.

        7.05 APPROVALS. No authorizations, approvals or consents of, and, except for filings required by the Mortgage, no filings or registrations with, any Governmental Entity, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of any of the Loan Documents or for the legality, validity or enforceability thereof.

        7.06 INVESTMENT COMPANY ACT. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        7.07 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        7.08 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower to the Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

SECTION 8. COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

        8.01 EXISTENCE, ETC.  The Borrower will:

        (a)  preserve and maintain its legal existence;

        (b)  preserve  and  maintain  all   of   its   material   rights,
   privileges, licenses and franchises;

        (c) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Entity if failure to comply with such requirements could have a Material Adverse Effect; and

        (d) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied.

        8.02 CONSOLIDATIONS, MERGERS AND DISPOSAL OF ASSETS. The Borrower shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person.

        8.03 USE  OF  PROCEEDS.   The  Borrower shall use the proceeds of
Loans only for Approved Purposes.

        8.04 ADDITIONAL INDEBTEDNESS. On and after the Effective Date, and so long as the Loans and the Note shall not have been paid in full, the Borrower shall not without the written consent of the Lender incur any Indebtedness other than Indebtedness incurred in the ordinary course of business.

SECTION 9. EVENTS OF DEFAULT; REMEDIES.

        If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

        (a) The Borrower shall: (i) default in the payment of any principal of, or interest on, any Loan or any Additional Amount when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for [ten (10)] or more Business Days; or

        (b) The Borrower shall default in the payment when due of any amount due to American Airlines, Inc., CIT GROUP/Finance Credit Inc., GPA Group plc, AEROUSA, Inc., Robert Midkiff, Martin Anderson or any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur, which default or event may result in such Indebtedness becoming or otherwise being declared due and payable prior to its stated maturity; or

        (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Borrower, or any certificate furnished to the Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made (or deemed made) or furnished in any material respect; or

        (d) The Borrower shall default in the performance of any of its other obligations in this Agreement or any other Loan Documentand such default shall continue unremedied for a period of three (3) days after notice thereof to the Borrower by the Lender; or

        (e) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

        (f) Borrower shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Borrower shall be unable to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Borrower in any such proceeding, or Borrower by voluntary petition, answer or consent shall seek relief as debtor under the provisions of any other present or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors or Borrower shall take any corporate action to authorize any of the foregoing; or

        (g) A petition against Borrower in a proceeding under any bankruptcy or other insolvency law (as now or hereafter in effect) shall be filed, and any decree or
   order adjudging Borrower a bankrupt   or insolvent in such proceeding
   shall remain  in force undismissed and unstayed for a period of sixty
   (60) days after such adjudication or, in the case the approval of such petition by a court of competent jurisdiction is required,
   the  petition  as filed or amended shall be   approved by such a court
   as properly filed and such approval  shall  not   be withdrawn and the
   proceeding shall not be dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Borrower, any court of competent jurisdiction shall enter an order or decree assuming custody or control of Borrower or of any substantial part of its
   property and such custody or control remains in force   unrelinquished,
   unstayed and unterminated for a period of thirty (30) days; or

        (h) Any Loan Document, or any material provision in any Loan Document, shall at any time or for any reason cease to be in full force and effect or is declared to be null and void or is repudiated or disavowed by the Borrower or the Borrower denies that it has any further liability or obligation thereunder or gives notice to such effect; or

        (i) Borrower shall fail to issue to Lender, or the party entitled thereto, shares of Class A Stock on the date required by
   Section 5 hereof; or

        (j) The Lender's Lien, mortgage or security interest in any of the Collateral (as defined in the Mortgage) becomes unenforceable.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, the Lender may by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans plus any Additional Amount and all other amounts payable by the Borrower hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the principal amount then outstanding of, and the accrued interest on, the Loans plus any Additional Amounts and all other amounts payable by the Borrower hereunder and under the Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 10.MISCELLANEOUS.

        10.01WAIVER. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note or other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note or other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        10.02 NOTICES.   All  notices,  requests and other  communications
provided for herein and under the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated
by such party in a  notice  to  each  other  party.   Except as otherwise
provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, three days after deposit, in each case given or addressed as aforesaid.

        10.03 EXPENSES, ETC. The Borrower agrees to pay or reimburse the Lender for paying: (a) $20,000 in fees and expenses incurred by the Lender in connection with the negotiation and preparation of this Agreement and all reasonable out-of-pocket costs and expenses of the Lender in connection any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents; (b) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, reasonable counsels' fees) in connection with (i) any Unmatured Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the protection or
preservation  of   rights   or   interests  or  the  negotiation  of  any
restructuring  or  "work-out"  (whether   or   not  consummated)  of  the
obligations of the Borrower hereunder and under the other Loan Documents and (ii) the enforcement of this Section 10.03; and (c) all transfer, stamp, documentary or similar taxes, assessments or charges levied by any Governmental Entity in respect of any of the Loan Documents or any other document referred to herein.

        The Borrower hereby agrees (i) to indemnify the Lender and its partners, and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) (whether or not the Lender or such other indemnified Person is a party thereto) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower of the proceeds of any of the extensions of credit hereunder or otherwise relating to this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Lender, any of its affiliates, or any of its respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document.

        10.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of any Loan Document may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender.

        10.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10.06 ASSIGNMENT. The Borrower may not assign any of its rights or obligations hereunder or under the Note without the prior consent of the Lender.

        10.07 SURVIVAL.   The  obligations  of the Borrower under  Section
10.03  shall  survive  the  repayment of the Loans.   In  addition,  each
representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any extension of credit hereunder, any Unmatured Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

        10.08 COUNTERPARTS; INTEGRATION.   This  Agreement may be executed
in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may
execute this Agreement by signing any such counterpart.   This Agreement,
together with each of the other Loan Documents, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

        10.09 GOVERNING LAW; SUBMISSION TO  JURISDICTION.   This Agreement
and the Note shall be governed by, and construed in accordance with, the law of the State of New York. Each of the Lender and the Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions
contemplated  hereby.   Each  of the Lender and the Borrower  irrevocably
consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth under its signature below, such service to become effective when received at that address. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other
party in  any  other  jurisdiction.   Each of the Lender and the Borrower
irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        10.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.11 INDEPENDENCE  OF  COVENANTS.   All  covenants  under this
Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of an Unmatured Default or an Event of Default if such action is taken or condition exists.

        10.10  SUBORDINATION OF LIEN.   THE LIEN OF THE MORTGAGE ON CERTAIN
COLLATERAL (OTHER THAN THE SPECIFIED COLLATERAL, AS DEFINED IN THE MORTGAGE) IS SUBORDINATE TO (I) THE LIEN CREATED BY THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF SEPTEMBER 12, 1994, BETWEEN MAKER AND THE CIT GROUP/CREDIT FINANCE, INC. ("CIT") PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 15, 1996, BETWEEN CIT AND AIP AND (II) THE LIEN CREATED BY THAT CERTAIN ROTABLE SPARE PARTS CHATTEL MORTGAGE AND SECURITY AGREEMENT, DATED AS OF OCTOBER 30, 1992, BETWEEN MAKER AND AEROUSA, INC. ("AEROUSA") PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 15, 1996, BETWEEN AEROUSA AND AIP.


        [THIS SPACE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                       BORROWER:

                       HAWAIIAN AIRLINES, INC.

                       3375 Koapaka Street
                       Suite G350
                       Honolulu, Hawaii  96819
                       Attention:  Vice President-Finance
                       Telecopier:(808) 836-4795
                       Telephone:(808) 835-3075

                       Copy to

                       3375 Koapaka Street
                       Suite G350
                       Honolulu, Hawaii  96819
                       Attention:  Vice President-General Counsel
                       Telecopier:(808) 835-3690
                       Telephone:(808) 835-3610



                         By: /S/ Bruce R. Nobles
                             --------------------------------
                                Name:  Bruce R. Nobles
                                Title:  Chairman, President and
                                Chief Executive Officer


                         By: /S/ Rae A. Capps
                             ---------------------------------
                                Name:  Rae A. Capps
                                Title:  Vice President, General
                                Counsel and Corporate Secretary

                         LENDER:

                         AIRLINE INVESTORS PARTNERSHIP, L.P.
                         By: AIP GENERAL PARTNER, INC.

                         By: /S/ Richard Conway
                             ---------------------------------
                                Name:  Richard Conway
                                Title:  Vice President

                       Address for Notices:
                       885 Third Avenue
                       34th Floor
                       New York, New York  10022
                       Telecopier No.: 212-751-9503
                       Telephone No.: 212-888-8575